                              ARTICLES OF MERGER

                                    Merging

                      PTR HOMESTEAD VILLAGE INCORPORATED
                   (a corporation of the State of Maryland),

                        ALABAMA HOMESTEAD INCORPORATED
                   (a corporation of the State of Alabama),

                    ATLANTIC HOMESTEAD VILLAGE INCORPORATED
                   (a corporation of the State of Maryland),

                        HOMESTEAD VILLAGE INCORPORATED
                   (a corporation of the State of Maryland),

                      SCG HOMESTEAD VILLAGE INCORPORATED
                 (a corporation of the State of Maryland), and

                    HOMESTEAD REALTY SERVICES INCORPORATED
                   (a corporation of the State of Maryland)

                                     Into

                   HOMESTEAD VILLAGE PROPERTIES INCORPORATED
                   (a corporation of the State of Maryland)

     PTR Homestead Village Incorporated, a corporation organized and existing under the laws of the State of Maryland ("PTR Homestead"), Alabama Homestead Incorporated, a corporation organized and existing under the laws of the State of Alabama ("Alabama Homestead"), Atlantic Homestead Village Incorporated, a corporation organized and existing under the laws of the State of Maryland ("Atlantic Homestead"), Homestead Village Incorporated, a corporation organized and existing under the laws of the State of Maryland ("Homestead Village"), SCG Homestead Village Incorporated, a corporation organized and existing under the laws of the State of Maryland ("SCG Homestead"), Homestead Realty Services Incorporated, a corporation organized and existing under the laws of the State of Maryland ("Homestead Realty"), and Homestead Village Properties Incorporated, a corporation organized and existing under the laws of the State of Maryland ("New Homestead"), agree that each of PTR Homestead, Alabama Homestead, Atlantic Homestead, Homestead Village, SCG Homestead and Homestead Realty shall be merged with and into New Homestead, which shall be the surviving corporation. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in these Articles of Merger, which for this purpose shall constitute the Plan of Merger.

     FIRST: The parties to these Articles of Merger are PTR Homestead, Alabama Homestead, Atlantic Homestead, Homestead Village, SCG Homestead, Homestead Realty and New Homestead.

     SECOND: Each of PTR Homestead, Atlantic Homestead, Homestead Village, SCG Homestead and Homestead Realty is incorporated under the laws of Maryland and shall be merged with and into New Homestead in accordance with the Maryland General Corporation Law (the "Maryland Code"), and New Homestead (sometimes referred to herein as the "Surviving Corporation") shall survive the merger. Alabama Homestead is incorporated under general laws of Alabama and shall be merged with and into New Homestead, in accordance with the Alabama Business Corporation Act (the "Alabama Code"), and New Homestead shall survive the merger. At the Effective Time (as hereinafter defined), the separate existence of each of PTR Homestead, Alabama Homestead, Atlantic Homestead, Homestead Village, SCG Homestead and Homestead Realty shall cease in accordance with the provisions of the Maryland Code and, in the case of Alabama Homestead, the Alabama Code. From and after the Effective Time, except as may be limited by applicable law, the Surviving Corporation shall succeed to all of the leases, licenses, property, rights, privileges and powers of whatever nature and description and shall be subject to all of the debts, liabilities and obligations of each of PTR Homestead, Alabama Homestead, Atlantic Homestead, Homestead Village, SCG Homestead and Homestead Realty without further action by any of the parties hereto, and will continue to be governed by the laws of the State of Maryland, including the Maryland Code. At the Effective Time, the charter and bylaws of New Homestead in effect immediately prior to the Effective Time shall become the charter and bylaws of the Surviving Corporation and the directors and officers in office of New Homestead immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the charter and bylaws of the Surviving Corporation.

     THIRD: Alabama Homestead was incorporated on February 9, 1996 under the Alabama Code. Alabama Homestead is not registered or qualified to do business in the State of Maryland. The county in which the articles of incorporation of Alabama Homestead are filed is the County of Montgomery in the State of Alabama. The principal office of Alabama Homestead is located at 7777 Market Center Avenue, City of El Paso, State of Texas 79912.

     FOURTH: The resident agent and the principal office in the State of Maryland of each of PTR Homestead, Atlantic Homestead, Homestead Village, SCG Homestead, Homestead Realty and New Homestead is located at 11 East Chase Street, Baltimore, State of Maryland 21202. The principal office of each of PTR Homestead, Atlantic Homestead, Homestead Village, SCG Homestead and Homestead Realty outside of Maryland is located at 7777 Market Center Avenue, City of El Paso, State of Texas 79912. The principal office of New Homestead outside of Maryland is located at 125 Lincoln Avenue, City of Santa Fe, State of New Mexico 87501.

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     FIFTH:  No party to the merger owns any interest in land in any county in the State of Maryland.

     SIXTH: The terms and conditions of the transactions set forth in these Articles of Merger were advised, authorized and approved by each party to these Articles of Merger in the manner and by the vote required by its charter and the laws of the jurisdiction where it is organized, as follows:

          (a) PTR Homestead. The Board of Directors of PTR Homestead, by written consent signed by all the members thereof and filed with the minutes of the proceedings of the Board, adopted a resolution declaring that the merger of PTR Homestead into New Homestead (the "PTR Homestead Merger") as set forth in these Articles of Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directing that the proposed merger be submitted for consideration at a special meeting of the sole shareholder of PTR Homestead and the sole shareholder of PTR Homestead executed a written consent approving the PTR Homestead Merger by the vote required by its charter and the Maryland Code.

          (b) Alabama Homestead. The Board of Directors of Alabama Homestead, by written consent signed by all the members thereof and filed with the minutes of the proceedings of the Board, adopted the Plan of Merger contained herein in a resolution declaring that the merger of Alabama Homestead into New Homestead (the "Alabama Homestead Merger") as set forth in these Articles of Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directing that said Plan of Merger and the proposed merger be submitted for consideration at a special meeting of the sole shareholder of Alabama Homestead and the sole shareholder of Alabama Homestead executed a written consent approving the Plan of Merger set forth herein and the Alabama Homestead Merger by the vote required by its charter and the Alabama Code.

          (c) Atlantic Homestead. The Board of Directors of Atlantic Homestead, by written consent signed by all the members thereof and filed with the minutes of the proceedings of the Board, adopted a resolution declaring that the merger of Atlantic Homestead into New Homestead (the "Atlantic Homestead Merger") as set forth in these Articles of Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directing that the proposed merger be submitted for consideration at a special meeting of the sole shareholder of Atlantic Homestead and the sole shareholder of Atlantic Homestead executed a written consent approving the Atlantic Homestead Merger by the vote required by its charter and the Maryland Code.

          (d) Homestead Village. The Board of Directors of Homestead Village, by written consent signed by all the members thereof and filed with the proceedings of the Board, adopted a resolution declaring that the merger of Homestead Village into New

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     Homestead (the "Homestead Village Merger") as set forth in these Articles of Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directing that the proposed merger be submitted for consideration at a special meeting of the sole shareholder of Homestead Village and the sole shareholder of Homestead Village executed a written consent approving the Homestead Village Merger by the vote required by its charter and the Maryland Code.

          (e) SCG Homestead. The Board of Directors of SCG Homestead, by written consent signed by all the members thereof and filed with the proceedings of the Board, adopted a resolution declaring that the merger of SCG Homestead into New Homestead (the "SCG Homestead Merger") as set forth in these Articles of Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directing that the proposed merger be submitted for consideration at a special meeting of the sole shareholder of SCG Homestead and the sole shareholder of SCG Homestead executed a written consent approving the SCG Homestead Merger by the vote required by its charter and the Maryland Code.

          (f) Homestead Realty. The Board of Directors of Homestead Realty, by written consent signed by all the members thereof and filed with the proceedings of the Board, adopted a resolution declaring that the merger of Homestead Realty into New Homestead (the "Homestead Realty Merger") as set forth in these Articles of Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directing that the proposed merger be submitted for consideration at a special meeting of the sole shareholder of Homestead Realty and the sole shareholder of Homestead Realty executed a written consent approving the Homestead Realty Merger by the vote required by its charter and the Maryland Code.

          (g) New Homestead. The Board of Directors of New Homestead, by written consent signed by all the members thereof and filed with the proceedings of the Board, adopted a resolution declaring that the PTR Homestead Merger, the Alabama Homestead Merger, the Atlantic Homestead Merger, the Homestead Village Merger, the SCG Homestead Merger and the Homestead Realty Merger, all as set forth in these Articles of Merger, were advisable on substantially the terms and conditions set forth or referred to in the resolution and directing that the proposed mergers be submitted for consideration at a special meeting of the sole shareholder of New Homestead and the sole shareholder of New Homestead executed a written consent approving all of such mergers by the vote required by its charter and the Maryland Code.

     SEVENTH:

          (a) PTR Homestead. At the time these Articles of Merger were approved by the sole shareholder of PTR Homestead, 1,000 shares of common stock, $1.00 par value per share, were issued and outstanding and entitled to vote. 1,000 shares of the common

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     stock of PTR Homestead were voted in favor of these Articles of Merger and the Plan of Merger contained herein and no shares of the common stock of said corporation were voted against these Articles of Merger and the Plan of Merger contained herein.

          (b) Alabama Homestead. At the time these Articles of Merger were approved by the sole shareholder of Alabama Homestead, 1,000 shares of common stock, $0.01 par value per share, were issued and outstanding and entitled to vote. 1,000 shares of the common stock of Alabama Homestead were voted in favor of these Articles of Merger and the Plan of Merger contained herein and no shares of the common stock of said corporation were voted against these Articles of Merger and the Plan of Merger contained herein.

          (c) Atlantic Homestead. At the time these Articles of Merger were approved by the sole shareholder of Atlantic Homestead, 1,000 shares of common stock, $1.00 par value per share, were issued and outstanding and entitled to vote. 1,000 shares of the common stock of Atlantic Homestead were voted in favor of these Articles of Merger and the Plan of Merger contained herein and no shares of the common stock of said corporation were voted against these Articles of Merger and the Plan of Merger contained herein.

          (d) Homestead Village. At the time these Articles of Merger were approved by the sole shareholder of Homestead Village, 1,000 shares of common stock, $1.00 par value per share, were issued and outstanding and entitled to vote. 1,000 shares of the common stock of Homestead Village were voted in favor of these Articles of Merger and the Plan of Merger contained herein and no shares of the common stock of said corporation were voted against these Articles of Merger and the Plan of Merger contained herein.

          (e) SCG Homestead. At the time these Articles of Merger were approved by the sole shareholder of SCG Homestead, 100 shares of common stock, $0.01 par value per share, were issued and outstanding and entitled to vote. 100 shares of the common stock of SCG Homestead were voted in favor of these Articles of Merger and the Plan of Merger contained herein and no shares of the common stock of said corporation were voted against these Articles of Merger and the Plan of Merger contained herein.

          (f) Homestead Realty. At the time these Articles of Merger were approved by the sole shareholder of Homestead Realty, 1,000 shares of common stock, $1.00 par value per share, were issued and outstanding and entitled to vote. 1,000 shares of the common stock of Homestead Realty were voted in favor of these Articles of Merger and the Plan of Merger contained herein and no shares of the common stock of said corporation were voted against these Articles of Merger and the Plan of Merger contained herein.

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          (g) New Homestead. At the time these Articles of Merger were approved by the sole shareholder of New Homestead, 1,000 shares of common stock, $0.01 par value per share, were issued and outstanding and entitled to vote. 1,000 shares of the common stock of New Homestead were voted in favor of these Articles of Merger and the Plan of Merger contained herein and no shares of the common stock of said corporation were voted against these Articles of Merger and the Plan of Merger contained herein.

     EIGHTH:

          (a) PTR Homestead. The total number of shares of stock of all classes which PTR Homestead has authority to issue is one thousand (1,000) shares of common stock, of the par value of one dollar ($1.00) each, all such shares having an aggregate par value of one thousand dollars ($1,000.00).

          (b) Alabama Homestead. The total number of shares of stock of all classes which Alabama Homestead has authority to issue is one thousand (1,000) common shares, of the par value of one cent ($0.01) each, all such shares having an aggregate par value of ten dollars ($10.00).

          (c) Atlantic Homestead. The total number of shares of stock of all classes which Atlantic Homestead has authority to issue is one thousand (1,000) shares of common stock, of the par value of one dollar ($1.00) each, all such shares having an aggregate par value of one thousand dollars ($1,000.00).

          (d) Homestead Village. The total number of shares of stock of all classes which Homestead Village has authority to issue is one thousand (1,000) shares of common stock, of the par value of one dollar ($1.00) each, all such shares having an aggregate par value of one thousand dollars ($1,000.00).

          (e) SCG Homestead. The total number of shares of stock of all classes which SCG Homestead has authority to issue is one thousand (1,000) shares of common stock, of the par value of one cent ($0.01) each, all such shares having an aggregate par value of ten dollars ($10.00).

          (f) Homestead Realty. The total number of shares of stock of all classes which Homestead Realty has authority to issue is one thousand (1,000) shares of common stock, of the par value of one dollar ($1.00) each, all such shares having an aggregate par value of one thousand dollars ($1,000.00).

          (g) New Homestead. The total number of shares of stock of all classes which New Homestead has authority to issue is two hundred fifty million (250,000,000) shares of common stock, of the par value of one cent ($0.01) each, all such shares having an aggregate par value of two million five hundred thousand dollars ($2,500,000).

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     NINTH:

          (a) PTR Homestead. At the Effective Time, each issued share of common stock of PTR Homestead shall automatically and without further action by any of the parties hereto be converted into 9,485.727 shares of common stock of New Homestead. At the Effective Time, each right, option or warrant to acquire a share of common stock of PTR Homestead shall automatically be converted into a right, option or warrant to acquire a share of common stock of New Homestead.

          (b) Alabama Homestead. At the Effective Time, each issued common share of Alabama Homestead shall automatically and without further action by any of the parties hereto be converted into 0.001 shares of common stock of New Homestead. At the Effective Time, each right, option or warrant to acquire a common share of Alabama Homestead shall automatically be converted into a right, option or warrant to acquire a share of common stock of New Homestead.

          (c) Atlantic Homestead. At the Effective Time, each issued share of common stock of Atlantic Homestead shall automatically and without further action by any of the parties hereto be converted into 4,201.219 shares of common stock of New Homestead. At the Effective Time, each right, option or warrant to acquire a share of common stock of Atlantic Homestead shall automatically be converted into a right, option or warrant to acquire a share of common stock of New Homestead.

          (d) Homestead Village. At the Effective Time, each issued share of common stock of Homestead Village shall automatically and without further action by any of the parties hereto be converted into 2,205.374 shares of common stock of New Homestead. At the Effective Time, each right, option or warrant to acquire a share of common stock of Homestead Village shall automatically be converted into a right, option or warrant to acquire a share of common stock of New Homestead.

          (e) SCG Homestead. At the Effective Time, each issued share of common stock of SCG Homestead shall automatically and without further action by any of the parties hereto be converted into 0.01 shares of common stock of New Homestead. At the Effective Time, each right, option or warrant to acquire a share of common stock of SCG Homestead shall automatically be converted into a right, option or warrant to acquire a share of common stock of New Homestead.

          (f) Homestead Realty. At the Effective Time, each issued share of common stock of Homestead Realty shall automatically and without further action by any of the parties hereto be converted into 1,857.413 shares of common stock of New Homestead. At the Effective Time, each right, option or warrant to acquire a share of common stock of Homestead Realty shall automatically be converted into a right, option or warrant to acquire a share of common stock of New Homestead.

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          (g) New Homestead. At the Effective Time, each issued share of stock of New Homestead outstanding immediately prior to the Effective Time shall be automatically and without further action by any of the parties hereto cancelled and such shares shall thereafter be returned to the authorized but unissued shares of capital stock of New Homestead.

     TENTH: These Articles of Merger shall become effective (the "Effective Time") at the later to occur of the time that these Articles of Merger are accepted for filing by the State Department of Assessments and Taxation of Maryland and the time that these Articles of Merger are accepted for filing by the Secretary of State of the State of Alabama.

     ELEVENTH: The undersigned officer acknowledges the Articles of Merger to be the corporate act of the respective corporate party on whose behalf he or she has signed, and further, as to all matters or facts required to be verified under oath, each such officer acknowledges that to the best of his or her knowledge, information and belief, these matters and facts relating to the corporation on whose behalf he or she has signed are true in all material respects and that this statement is made under the penalties for perjury.

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     IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto by their respective officers thereunto duly authorized as of this ____ day of ________, 1996.

                             PTR HOMESTEAD VILLAGE INCORPORATED

                             By:
                                  ------------------------
                                  Jeffrey A. Klopf
                                  Senior Vice President
ATTEST:


- --------------------
Leanne L. Gallagher
Assistant Secretary
                             ALABAMA HOMESTEAD INCORPORATED

                             By:
                                  ------------------------
                                  Jeffrey A. Klopf
                                  Senior Vice President
ATTEST:


- --------------------
Leanne L. Gallagher
Assistant Secretary
                             ATLANTIC HOMESTEAD VILLAGE INCORPORATED

                             By:
                                  ------------------------
                                  Jeffrey A. Klopf
                                  Senior Vice President
ATTEST:


- --------------------
Leanne L. Gallagher
Assistant Secretary
                             HOMESTEAD VILLAGE INCORPORATED

                             By:
                                  ------------------------
                                  Jeffrey A. Klopf
                                  Senior Vice President
ATTEST:


- --------------------
Leanne L. Gallagher
Assistant Secretary

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                             SCG HOMESTEAD VILLAGE INCORPORATED

                             By:
                                  ------------------------
                                  David C. Dressler, Jr.
                                  Chairman
ATTEST:


- --------------------
Ariel Amir
Secretary

                             HOMESTEAD REALTY SERVICES INCORPORATED

                             By:
                                  ------------------------
                                  David C. Dressler, Jr.
                                  Chairman
ATTEST:


- --------------------
Jeffrey A. Klopf
Secretary

                             HOMESTEAD VILLAGE PROPERTIES INCORPORATED

                             By:
                                  ------------------------
                                  David C. Dressler, Jr.
                                  Chairman and President
ATTEST:


- --------------------
Jeffrey A. Klopf
Secretary


This instrument prepared by:

Michael T. Blair
Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois  60603

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